UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 16, 2018

Virtual Crypto Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification)

40 Wall Street, 28th Floor, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Shares of Equity Securities.

On February 16, 2018, Virtual Crypto Technologies, Inc., f/k/a Emerald Medical Applications Corp. (the “Registrant”) filed a Form 8-K with disclosure under Item 3.02 reporting that from January 31, 2018 through February 13, 2018, the Registrant issued and sold a total of 19,647,856 restricted shares and received subscription proceeds of $1,375,700 from “accredited investors” in consideration for the issuance of units (the “Units”) at an offering price of $0.07 per Unit, each Unit consisting of: (i) one (1) share of common stock (the “Shares”); and (ii) one (1) common stock purchase warrant exercisable for a period of twenty-four (24) months to purchase one (1) additional Share at an exercise price of $0.14. The foregoing is hereinafter referred to as the “$0.07 Unit Offering.” An additional 13 subscribers under the $0.07 Unit Offering, who subscribed during the period set forth above, submitted their subscription proceeds after February 16, 2018 and, as a result, the Registrant issued an additional 3,928,571 restricted shares through March 13, 2018 and, in connection therewith, the Registrant received additional subscription proceeds of $277,100.

The offer and sale of the Units in the $0.07 Unit Offering, without registration under the Securities Act of 1933, as amended (the “Act”), was made in reliance upon the exemption provided Regulation S and Regulation D promulgated by the Securities and Exchange Commission under the Act.

In addition, on March 20, 2018, the Registrant issued a total of 1,092,500 restricted shares as follows: (i) 62,500 restricted shares were issued to Guy Shalom, a resident of Israel, in consideration for the exercise of a stock option at an exercise price of $0.01 per share, which options were granted in connection with a services rendered in October 2016; (ii) 300,000 restricted shares were issued to Yair Fudim, a resident of Israel, pursuant to a Services Agreement for serving as the Registrant’s CEO, which shares were valued at $0.01 per share; and (iii) 730,000 restricted shares were issued to Lyons Capital LLC, an accredited investor organized under the laws of the State of Florida, in connection with services under a six-month engagement letter/services agreement (“Engagement Letter”), which shares were valued at $124,100, based on the closing share price on the day prior to the Engagement Letter.

Also, on March 19, 2018, Tamarid Ltd, an accredited investor organized under the laws of Israel, converted a note in the principal amount of $9,218 into 921,800 shares, based upon the note conversion price of $0.01 per share. The note was originally issued in June 2016.

The foregoing 2,014,300 shares were issued without registration under the Act in reliance upon the exemptions provided under Section 4(2) of the Act and Regulations S and D, as well as Rule 144, promulgated by the SEC under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yair Fudim
Name: Yair Fudim
Title: Chief Executive Officer
Date: March 21, 2018